UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
 EXCHANGE ACT OF 1934

Date Of Report: (Date Of Earliest Event Reported): April 17, 2007

COMMISSION FILE NO.: 000-32885

PEDIATRIC PROSTHETICS, INC.
(Exact Name Of Registrant As Specified In Its Charter)

IDAHO	68-0566694
(State Or Other Jurisdiction	(IRS Employer Identification No.)
Of Incorporation)

12926 WILLOW CHASE DRIVE, HOUSTON, TEXAS 77070
(Address Of Principal Executive Offices)

(281) 897-1108
(Issuer Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 17, 2007, with an effective date of January 15, 2007, Pediatric Prosthetics, Inc. (“we,” “us,” and the “Company”) entered into a Second Waiver of Rights Agreement (the “Second Waiver”) with AJW Partners, LLC; AJW Offshore, Ltd.; AJW Qualified Partners, LLC; and New Millennium Capital Partners II, LLC (each a "Purchaser" and collectively the "Purchasers"). We previously entered into a Securities Purchase Agreement with the Purchasers in May 2006, pursuant to which we agreed to sell the Purchasers $1,500,000 in convertible promissory notes (the “Notes”), of which $1,000,000 has been sold to date. In connection with the Securities Purchase Agreement (the “Purchase Agreement”), we granted the Purchasers an aggregate of 50,000,000 warrants to purchase shares of our common stock at an exercise price of $0.10 per share (the “Warrants”), we also entered into a Registration Rights Agreement (the “Rights Agreement”) with the Purchasers, whereby we agreed to register the shares of common stock which the Notes were convertible into and the Warrants were exercisable for (the “Underlying Shares”).

Pursuant to a previous Waiver of Rights Agreement we entered into with the Purchasers in October 2006 (the “First Waiver”), we agreed to use our best efforts to obtain shareholder approval to increase our authorized shares by December 15, 2006; to file a registration statement with the SEC covering the Underlying Shares no later than January 15, 2007, and to obtain effectiveness of such registration statement with the SEC by April 16, 2007.

Pursuant to the Second Waiver, the Purchasers agreed to waive our failure to file a registration statement by the prior January 15, 2007, deadline (we filed the registration statement on February 9, 2007), agreed we are not in default of the Rights Agreement; agreed to waive our inability to maintain effective controls and procedures as was required pursuant to the Purchase Agreement, that we are required to use our “best efforts” to maintain effective controls and procedures moving forward; to waive the requirement pursuant to the Purchase Agreement that we keep solvent at all times (defined as having more assets than liabilities); to waive the requirement pursuant to the Purchase Agreement that we obtain authorization to obtain listing of our common stock on the Over-the-Counter Bulletin Board (“OTCBB”), and to allow for us to use our “best efforts” to obtain listing of our common stock on the OTCBB in the future.

We also agreed along with the Purchasers, pursuant to the Second Waiver, to amend the Rights Agreement to reduce the number of shares we are required to register pursuant to the Rights Agreement, from all of the Underlying Shares, to only 9,356,392 of the shares issuable upon conversion of the Notes and to amend the date we are required to obtain effectiveness of our registration statement by from April 16, 2007, to August 13, 2007.

It is anticipated that the Purchasers will rely on Rule 144 under the Securities Act of 1933, as amended in the future for any sales of shares issuable in connection with the conversion of the Notes and/or exercise of the Warrants which are no longer required to be registered on a registration statement by us pursuant to the amendments above.

In consideration for their entry into the Second Waiver, we agreed to grant the Purchasers an additional 1,000,000 warrants to purchase shares of our common stock at an exercise price of $0.10 per share, which warrants shall expire if unexercised on the same date as the original Warrants expire if unexercised, May 30, 2013, which warrants were granted to the Purchasers as follows:

AJW Partners, LLC	102,000 warrants
AJW Offshore, Ltd.	606,000 warrants
AJW Qualified Partners, LLC	279,000 warrants
New Millennium Capital Partners II, LLC	13,000 warrants
Total	1,000,000 warrants

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description of Exhibit
10.1*	Second Waiver of Rights Agreement

* Filed herewith.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PEDIATRIC PROSTHETICS, INC.

April 18, 2007
 /s/ Kenneth W. Bean
Kenneth W. Bean,
Vice President